UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     June 11, 2007

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742-1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 11, 2007, Five Star Products, Inc. (“Five Star”), the majority-owned subsidiary of National Patent Development Corporation, entered as Tenant into an Amendment (the “Amendment”) to the Agreement of Lease (the “Lease”) with Kampner Realty, LLC (“Kampner Realty”), as Landlord, covering an approximately 40,000 square foot warehouse located at 1202 Metropolitan Avenue, Brooklyn, New York (the “Premises”), which was leased by Five Star in connection with Five Star’s acquisition of assets from Right-Way Dealer Warehouse, Inc. on April 5, 2007 (the “Transaction”).

The Lease provides that Five Star has the option (the “Option”) to purchase the Premises at any time during the initial term of the Lease for a purchase price equal to the average of the appraisals of the Premises undertaken by appraisers retained by Five Star and Kampner Realty, respectively, after the closing of the Transaction.  The Amendment memorializes that under the Option, Five Star’s purchase price for the Premises is $7,750,000, the average of the appraisals, subject to an annual 3% adjustment as provided in the Lease.

Ronald Kampner, who is the managing member of, and the owner of a 98% interest in, Kampner Realty, also serves as Senior Vice President of Sales of Five Star Group, Inc. (“Five Star Group”), Five Star’s wholly-owned subsidiary.  Mr. Kampner was hired by Five Star Group in connection with the Transaction and began his service with Five Star Group as of the closing of the Transaction.

A copy of the Amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by Five Star with the Securities and Exchange Commission on June 14, 2007 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
Amendment to Agreement of Lease between Kampner Realty, LLC, as Landlord, and Five Star Products, Inc., as Tenant, for premises located at 1202 Metropolitan Avenue, Brooklyn, New York, agreed upon and entered into on June 11, 2007 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Five Star Products, Inc. filed with the SEC on June 14, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: June 14, 2007	By:	/s/ JOHN C. BELKNAP
Name: John C. Belknap
Title : Vice President

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